Exhibit 23



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-17737 and Form S-8 No. 33-27793) and in the Registration Statement and related Prospectuses (Form S-3 No. 33-17131) of our report dated August 2, 2000 with respect to the consolidated financial statements and schedule of Piccadilly Cafeterias, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2000.





/s/  Ernst & Young LLP
New Orleans, Louisiana
September 11, 2000